Exhibit 10.1

LYNDEN ENERGY CORP.

STOCK OPTION PLAN

Approved by the TSX Venture Exchange on March 6, 2014; amended on March 16, 2015 and approved by the TSX Venture Exchange on April 27, 2015.

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8.3	Administration by Committee	12
8.4	Interpretation	12
SECTION 9 APPROVALS AND AMENDMENT		12
9.1	Shareholder Approval of Plan	12
9.2	Amendment of Option or Plan	12
SECTION 10 CONDITIONS PRECEDENT TO ISSUANCE OF OPTIONS AND SHARES		13
10.1	Compliance with Laws	13
10.2	Regulatory Approvals	13
10.3	Inability to Obtain Regulatory Approvals	13
SECTION 11 ADJUSTMENTS AND TERMINATION		13
11.1	Termination of Plan	13
11.2	No Grant During Suspension of Plan	13
11.3	Alteration in Capital Structure	13
11.4	Triggering Events	14
11.5	Notice of Termination by Triggering Event	14
11.6	Determinations to be Made By Committee	14

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STOCK OPTION PLAN

SECTION 1

DEFINITIONS AND INTERPRETATION

1.1	Definitions

As used herein, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the meanings set forth below:

(a)	“Administrator” means such Executive or Employee of the Issuer as may be designated as Administrator by the Committee from time to time, or, if no such person is appointed, the Committee itself.

(b)	“Affiliate” has the meaning ascribed thereto in TSXV Corporate Finance Manual Policy 1.1 - Interpretation.

(c)	“Black-Out” means a restriction imposed by the Issuer on all or any of its directors, officers, employees, insiders or persons in a special relationship whereby they are to refrain from trading in the Issuer’s securities until the restriction has been lifted by the Issuer.

(d)	“Board” means the board of directors of the Issuer.

(e)	“Change of Control” means an occurrence when either:

(i)	a Person or Entity, other than the current “control person” of the Issuer (as that term is defined in the Securities Act), becomes a “control person” of the Issuer; or

(ii)	a majority of the directors elected at any annual or extraordinary general meeting of shareholders of the Issuer are not individuals nominated by the Issuer’s then-incumbent Board.

(f)	“Committee” means a committee of the Board to which the responsibility of approving the grant of stock options has been delegated, or if no such committee is appointed, the Board itself.

(g)	“Company” means a corporation, incorporated association or organization, body corporate, partnership, trust, association or other entity other than an individual.

(h)	“Consultant” means an individual (other than an Employee or an Executive) that:

(i)	is engaged to provide, on an ongoing bona fide basis, consulting, technical, management or other services to the Issuer or to an Affiliate of the Issuer other than services provided in relation to a “distribution” (as that term is described in the Securities Act);

(ii)	provides the services under a written contract between the Issuer or an Affiliate of the Issuer and the individual;

(iii)	in the reasonable opinion of the Issuer, spends or will spend a significant amount of time and attention on the affairs and business of the Issuer or an Affiliate of the Issuer; and

(iv)	has a relationship with the Issuer or an Affiliate of the Issuer that enables the individual to be knowledgeable about the business and affairs of the Issuer.

(i)	“Disability” means a medically determinable physical or mental impairment expected to result in death or to last for a continuous period of not less than 12 months, and which causes an individual to be unable to engage in any substantial gainful activity, or any other condition of impairment that the Committee, acting reasonably, determines constitutes a disability.

(j)	“Employee” means:

(i)	an individual who is considered an employee of the Issuer or any Subsidiary under the Income Tax Act, (Canada) and for whom income tax, employment insurance and Canada Pension Plan deductions must be made at source; or

(ii)	an individual who works for the Issuer or any Subsidiary either full-time or on a continuing and regular basis for a minimum amount of time per week providing services normally provided by an employee and who is subject to the same control and direction by the Issuer or any Subsidiary over the details and methods of work as an employee of the Issuer or any Subsidiary, but for whom income tax deductions are not made at source.

(k)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(l)	“Executive” means an individual who is a director, senior officer or Management Company Employee of the Issuer or a Subsidiary.

(m)	“Exercise Notice” means the written notice of the exercise of an Option, in the form set out as Schedule B hereto, duly executed by the Option Holder.

(n)	“Exercise Period” means the period during which a particular Option may be exercised and is the period from and including the Grant Date through to and including the Expiry Time on the Expiry Date provided, however, that no Option can be exercised unless and until all necessary Regulatory Approvals have been obtained.

(o)	“Exercise Price” means the price at which an Option is exercisable as determined in accordance with section 5.3.

(p)	“Expiry Date” means the date the Option expires as set out in the Option Certificate or as otherwise determined in accordance with sections 5.4, 6.2, 6.3, 6.4, 7.1 or 11.4.

(q)	“Expiry Time” means the time the Option expires on the Expiry Date, which is 4:00 p.m. local time in Vancouver, British Columbia on the Expiry Date.

(r)	“Grant Date” means the date on which the Committee grants a particular Option, which is the date the Option comes into effect provided however that no Option can be exercised unless and until all necessary Regulatory Approvals have been obtained.

(s)	“Insider” means an insider as that term is defined in the Securities Act.

(t)	“Issuer” means Lynden Energy Corp.

(u)	“Management Company Employee” means an individual employed by a Person providing management services to the Issuer, which are required for the ongoing successful operation of the business enterprise of the Issuer, but excluding a Person engaged in investor relations activities.

(v)	“Market Value” means the market value of the Shares as determined in accordance with section 5.3.

(w)	“Option” means an incentive share purchase option granted pursuant to this Plan entitling the Option Holder to purchase Shares of the Issuer.

(x)	“Option Certificate” means the certificate, in substantially the form set out as Schedule A hereto, evidencing the Option.

(y)	“Option Holder” means an individual who holds an unexercised and unexpired Option or, where applicable, the Personal Representative of such person.

(z)	“Outstanding Issue” means the number of Shares that are outstanding (on a non-diluted basis) immediately prior to the Share issuance or grant of Option in question.

(aa)	“Person or Entity” means an individual, natural person, corporation, government or political subdivision or agency of a government, and where two or more persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of an issuer, such partnership, limited partnership, syndicate or group shall be deemed to be a Person or Entity.

(bb)	“Personal Representative” means:

(i)	in the case of a deceased Option Holder, the executor or administrator of the deceased duly appointed by a court or public authority having jurisdiction to do so; and

(ii)	in the case of an Option Holder who for any reason is unable to manage his or her affairs, the person entitled by law to act on behalf of such Option Holder.

(cc)	“Plan” means this stock option plan as from time to time amended.

(dd)	“Qualified Member” means a member of the Committee who is a “nonemployee director” within the meaning of Rule 16b-3(b)(3) of the Exchange Act and “independent” within the meaning of any applicable stock exchange listing rules or similar regulatory authority.

(ee)	“Regulatory Approvals” means any necessary approvals of the Regulatory Authorities as may be required from time to time for the implementation, operation or amendment of this Plan or for the Options granted from time to time hereunder.

(ff)	“Regulatory Authorities” means all organized trading facilities on which the Shares are listed, and all securities commissions or similar securities regulatory bodies having jurisdiction over the Issuer, this Plan or the Options granted from time to time hereunder.

(gg)	“Regulatory Rules” means all corporate and securities laws, regulations, rules, policies, notices, instruments and other orders of any kind whatsoever which may, from time to time, apply to the implementation, operation or amendment of this Plan or the Options granted from time to time hereunder including, without limitation, those of the applicable Regulatory Authorities.

(hh)	“Securities Act” means the Securities Act (British Columbia), RSBC 1996, c.418 as from time to time amended.

(ii)	“Share” or “Shares” means, as the case may be, one or more common shares without par value in the capital stock of the Issuer.

(jj)	“Subsidiary” means a wholly-owned or controlled subsidiary corporation of the Issuer.

(kk)	“Triggering Event” means:

(i)	the proposed dissolution, liquidation or wind-up of the Issuer;

(ii)	a proposed merger, amalgamation, arrangement or reorganization of the Issuer with one or more corporations as a result of which, immediately following such event, the shareholders of the Issuer as a group, as they were immediately prior to such event, are expected to hold less than a majority of the outstanding capital stock of the surviving corporation;

(iii)	the proposed acquisition of all or substantially all of the issued and outstanding shares of the Issuer by one or more Persons or Entities;

(iv)	a proposed Change of Control of the Issuer;

(v)	the proposed sale or other disposition of all or substantially all of the assets of the Issuer; or

(vi)	a proposed material alteration of the capital structure of the Issuer which, in the opinion of the Committee, is of such a nature that it is not practical or feasible to make adjustments to this Plan or to the Options granted hereunder to permit the Plan and Options granted hereunder to stay in effect.

(ll)	“TSXV” means the TSX Venture Exchange Inc.

(mm)	“vest” or “vesting” means the time at which the applicable portion of the Option granted to the Option Holder becomes exercisable.

1.2	Choice of Law

The Plan is established under, and the provisions of the Plan shall be subject to and interpreted and construed solely in accordance with, the laws of the Province of British Columbia and the laws of Canada applicable therein without giving effect to the conflicts of laws principles thereof and without reference to the laws of any other jurisdiction. The Issuer and each Option Holder hereby attorn to the jurisdiction of the Courts of British Columbia.

1.3	Headings

The headings used herein are for convenience only and are not to affect the interpretation of the Plan.

SECTION 2

GRANT OF OPTIONS

2.1	Grant of Options

The Committee shall, from time to time in its sole discretion, grant Options to such individuals and on such terms and conditions as are permitted under this Plan.

2.2	Record of Option Grants

The Committee shall be responsible to maintain a record of all Options granted under this Plan and such record shall contain, in respect of each Option:

(a)	the name and address of the Option Holder;

(b)	the category (Executive, Employee or Consultant) under which the Option was granted to him, her or it;

(c)	the Grant Date and Expiry Date of the Option;

(d)	the number of Shares which may be acquired on the exercise of the Option and the Exercise Price of the Option;

(e)	the vesting and other additional terms, if any, attached to the Option; and

(f)	the particulars of each and every time the Option is exercised.

2.3	Effect of Plan

All Options granted pursuant to the Plan shall be subject to the terms and conditions of the Plan notwithstanding the fact that the Option Certificates issued in respect thereof do not expressly contain such terms and conditions but instead incorporate them by reference to the Plan. The Option Certificates will be issued for convenience only and in the case of a dispute with regard to any matter in respect thereof, the provisions of the Plan and the records of the Issuer shall prevail over the terms and conditions in the Option Certificate, save and except as noted below. Each Option will also be subject to, in addition to the provisions of the Plan, the terms and conditions contained in the schedules, if any, attached to the Option Certificate for such Option. Should the terms and conditions contained in such schedules be inconsistent with the provisions of the Plan, such terms and conditions will supersede the provisions of the Plan.

SECTION 3

PURPOSE AND PARTICIPATION

3.1	Purpose of Plan

The purpose of the Plan is to provide the Issuer with a share-related mechanism to attract, retain and motivate qualified Executives, Employees and Consultants to contribute toward the long term goals of the Issuer, and to encourage such individuals to acquire Shares of the Issuer as long term investments.

3.2	Participation in Plan

The Committee shall, from time to time and in its sole discretion, determine those Executives, Employees and Consultants to whom Options are to be granted. Options may only be granted to an individual.

3.3	Limits on Option Grants

If the Issuer is listed on the TSXV, the following limitations shall apply to the Plan and all Options thereunder so long as such limitations are required by the TSXV:

(a)	the aggregate number of Options which may be granted to any one Option Holder under the Plan within any 12 month period must not exceed 5% of the Outstanding Issue (unless the Issuer has obtained disinterested shareholder approval as required by the TSXV);

(b)	disinterested shareholder approval (in accordance with TSXV requirements) is required to the grant to Insiders (as a group), within a 12 month period, of an aggregate number of Options which, when added to the number of outstanding incentive stock options granted to Insiders within the previous 12 months (calculated at the date an Option is granted to an Insider), exceed 10% of the Outstanding Issue;

(c)	with respect to section 5.1, the Expiry Date of an Option shall be no later than the tenth anniversary of the Grant Date of such Option;

(d)	the aggregate number of Options which may be granted to any one Consultant within any 12 month period must not exceed 2% of the Outstanding Issue, calculated at the date an Option is granted to a Consultant; and

(e)	the aggregate number of Options which may be granted within any 12 month period to Employees or Consultants engaged in investor relations activities must not exceed 2% of the Outstanding Issue, calculated at the date an Option is granted to any such Employee or Consultant, and such options must vest in stages over a period of not less than 12 months with no more than 25% of the Options vesting in any three month period.

3.4	Notification of Grant

Following the granting of an Option, the Administrator shall, within a reasonable period of time, notify the Option Holder in writing of the grant and shall enclose with such notice the Option Certificate representing the Option so granted. In no case will the Issuer be required to deliver an Option Certificate to an Option Holder until such time as the Issuer has obtained all necessary Regulatory Approvals for the grant of the Option.

3.5	Copy of Plan

Each Option Holder, concurrently with the notice of the grant of the Option, shall be provided with a copy of the Plan. A copy of any amendment to the Plan shall be promptly provided by the Administrator to each Option Holder.

3.6	Limitation on Service

The Plan does not give any Option Holder that is an Executive the right to serve or continue to serve as an Executive of the Issuer or any Subsidiary, nor does it give any Option Holder that is an Employee or Consultant the right to be or to continue to be employed or engaged by the Issuer or any Subsidiary.

3.7	No Obligation to Exercise

Option Holders shall be under no obligation to exercise Options.

3.8	Agreement

The Issuer and every Option Holder granted an Option hereunder shall be bound by and subject to the terms and conditions of this Plan. By accepting an Option granted hereunder, the Option Holder has expressly agreed with the Issuer to be bound by the terms and conditions of this Plan. In the event that the Option Holder receives his or her Options pursuant to an oral or written agreement with the Issuer or a Subsidiary, whether such agreement is an employment agreement, consulting agreement or any other kind of agreement of any kind whatsoever, the Option Holder acknowledges that in the event of any inconsistency between the terms relating to the grant of such Options in that agreement and the terms attaching to the Options as provided for in this Plan, the terms provided for in this Plan shall prevail and the other agreement shall be deemed to have been amended accordingly.

3.9	Notice

Any notice, delivery or other correspondence of any kind whatsoever to be provided by the Issuer to an Option Holder will be deemed to have been provided if provided to the last home address, fax number or email address of the Option Holder in the records of the Issuer and the Issuer shall be under no obligation to confirm receipt or delivery.

Any notice, delivery or other communication given by an Option Holder to the Issuer under or in connection with this Plan shall be sent to the Issuer’s mailing address as shown under the Issuer’s profile on the SEDAR website (www.SEDAR.com) at the time such notice, delivery or other communication is given.

3.10	Representation to TSXV

As a condition precedent to the issuance of an Option, the Issuer must be able to represent to the TSXV as of the Grant Date that the Option Holder is a bona fide Executive, Employee or Consultant of the Issuer or any Subsidiary.

SECTION 4

NUMBER OF SHARES UNDER PLAN

4.1	Board to Approve Issuance of Shares

The Committee shall approve by resolution the issuance of all Shares to be issued to Option Holders upon the exercise of Options, such authorization to be deemed effective as of the Grant Date of such Options regardless of when it is actually done. The Committee shall be entitled to approve the issuance of Shares in advance of the Grant Date, retroactively after the Grant Date, or by a general approval of this Plan.

4.2	Number of Shares

Subject to adjustment as provided for herein, the number of Shares which will be available for purchase pursuant to Options granted pursuant to this Plan, plus any other outstanding incentive stock options of the Issuer granted pursuant to a previous stock option plan or agreement, will not exceed 10% of the Outstanding Issue. If any Option expires or otherwise terminates for any reason without having been exercised in full, the number of Shares in respect of such expired or terminated Option shall again be available for the purposes of granting Options pursuant to this Plan.

4.3	Fractional Shares

No fractional shares shall be issued upon the exercise of any Option and, if as a result of any adjustment, an Option Holder would become entitled to a fractional share, such Option Holder shall have the right to purchase only the next lowest whole number of Shares and no payment or other adjustment will be made for the fractional interest.

SECTION 5

TERMS AND CONDITIONS OF OPTIONS

5.1	Exercise Period of Option

Subject to sections 5.4, 6.2, 6.3, 6.4, 7.1 and 11.4, the Grant Date and the Expiry Date of an Option shall be the dates fixed by the Committee at the time the Option is granted and shall be set out in the Option Certificate issued in respect of such Option.

5.2	Number of Shares Under Option

The number of Shares which may be purchased pursuant to an Option shall be determined by the Committee and shall be set out in the Option Certificate issued in respect of the Option.

5.3	Exercise Price of Option

The Exercise Price at which an Option Holder may purchase a Share upon the exercise of an Option shall be determined by the Committee and shall be set out in the Option Certificate issued in respect of the Option. The Exercise Price shall not be less than the Market Value of the Shares as of the Grant Date. The Market Value of the Shares for a particular Grant Date shall be determined as follows:

(a)	for each organized trading facility on which the Shares are listed, Market Value will be the closing trading price of the Shares on the day immediately preceding the Grant Date, and may be less than this price if it is within the discounts permitted by the applicable Regulatory Authorities;

(b)	if the Issuer’s Shares are listed on more than one organized trading facility, the Market Value shall be the Market Value as determined in accordance with subparagraph (a) above for the primary organized trading facility on which the Shares are listed, as determined by the Committee, subject to any adjustments as may be required to secure all necessary Regulatory Approvals;

(c)	if the Issuer’s Shares are listed on one or more organized trading facilities but have not traded during the 10 trading days immediately preceding the Grant Date, then the Market Value will be, subject to any adjustments as may be required to secure all necessary Regulatory Approvals, such value as is determined by the Committee; and

(d)	if the Issuer’s Shares are not listed on any organized trading facility, then the Market Value will be, subject to any adjustments as may be required to secure all necessary Regulatory Approvals, such value as is determined by the Committee to be the fair value of the Shares, taking into consideration all factors that the Committee deems appropriate, including, without limitation, recent sale and offer prices of the Shares in private transactions negotiated at arms’ length.

Notwithstanding anything else contained herein, in no case will the Market Value be less than the minimum prescribed by each of the organized trading facilities that would apply to the Issuer on the Grant Date in question.

5.4	Termination of Option

Subject to such other terms or conditions that may be attached to Options granted hereunder, an Option Holder may exercise an Option in whole or in part at any time and from time to time during the Exercise Period. Any Option or part thereof not exercised within the Exercise Period shall terminate and become null, void and of no effect as of the Expiry Time on the Expiry Date. The Expiry Date of an Option shall be the earlier of the date so fixed by the Committee at the time the Option is granted as set out in the Option Certificate and the date established, if applicable, in paragraphs (a) or (b) below or sections 6.2, 6.3, 6.4, 7.1 or 11.4 of this Plan:

(a)	Ceasing to Hold Office - In the event that the Option Holder holds his or her Option as an Executive and such Option Holder ceases to hold such position other than by reason of death or Disability, the Expiry Date of the Option shall be, unless otherwise determined by the Committee and expressly provided for in the Option Certificate, the 30th day following the date the Option Holder ceases to hold such position unless the Option Holder ceases to hold such position as a result of:

(i)	ceasing to meet the qualifications set forth in the corporate legislation applicable to the Issuer;

(ii)	a special resolution having been passed by the shareholders of the Issuer removing the Option Holder as a director of the Issuer or any Subsidiary; or

(iii)	an order made by any Regulatory Authority having jurisdiction to so order,

in which case the Expiry Date shall be the date the Option Holder ceases to hold such position; OR

(b)	Ceasing to be Employed or Engaged - In the event that the Option Holder holds his or her Option as an Employee or Consultant and such Option Holder ceases to hold such position other than by reason of death or Disability, the Expiry Date of the Option shall be, unless otherwise determined by the Committee and expressly provided for in the Option Certificate, the 30th day following the date the Option Holder ceases to hold such position, unless the Option Holder ceases to hold such position as a result of:

(i)	termination for cause;

(ii)	resigning his or her position; or

(iii)	an order made by any Regulatory Authority having jurisdiction to so order,

in which case the Expiry Date shall be the date the Option Holder ceases to hold such position.

In the event that the Option Holder ceases to hold the position of Executive, Employee or Consultant for which the Option was originally granted, but comes to hold a different position as an Executive, Employee or Consultant prior to the expiry of the Option, the Committee may, in its sole discretion, choose to permit the Option to stay in place for that Option Holder with such Option then to be treated as being held by that Option Holder in his or her new position and such will not be considered to be an amendment to the Option in question requiring the consent of the Option Holder under section 9.2 of this Plan. Notwithstanding anything else contained herein, in no case will an Option be exercisable later than the Expiry Date of the Option.

5.5	Vesting of Option and Acceleration

The vesting schedule for an Option, if any, shall be determined by the Committee and shall be set out in the Option Certificate issued in respect of the Option. The Committee may elect, at any time, to accelerate the vesting schedule of one or more Options including, without limitation, on a Triggering Event, and such acceleration will not be considered an amendment to the Option in question requiring the consent of the Option Holder under section 9.2 of this Plan. Notwithstanding the foregoing, the Committee’s election to accelerate the vesting schedule applicable to Options held by Consultants engaged in investor relations activities shall be subject to receipt of TSXV approval.

5.6	Additional Terms

Subject to all applicable Regulatory Rules and all necessary Regulatory Approvals, the Committee may attach additional terms and conditions to the grant of a particular Option, such terms and conditions to be set out in a schedule attached to the Option Certificate. The Option Certificates will be issued for convenience only, and in the case of a dispute with regard to any matter in respect thereof, the provisions of this Plan and the records of the Issuer shall prevail over the terms and conditions in the Option Certificate, save and except as noted below. Each Option will also be subject to, in addition to the provisions of the Plan, the terms and conditions contained in the schedules, if any, attached to the Option Certificate for such Option. Should the terms and conditions contained in such schedules be inconsistent with the provisions of the Plan, such terms and conditions will supersede the provisions of the Plan.

SECTION 6

TRANSFERABILITY OF OPTIONS

6.1	Non-transferable

Except as provided otherwise in this section 6, Options are non-assignable and non-transferable.

6.2	Death of Option Holder

In the event of the Option Holder’s death, any Options held by such Option Holder shall pass to the Personal Representative of the Option Holder and shall be exercisable by the Personal Representative on or before the date which is the earlier of one year following the date of death and the applicable Expiry Date.

6.3	Disability of Option Holder

If the employment or engagement of an Option Holder as an Employee or Consultant or the position of an Option Holder as a director or officer of the Issuer or a Subsidiary is terminated by the Issuer by reason of such Option Holder’s Disability, any Options held by such Option Holder shall be exercisable by such Option Holder or by the Personal Representative on or before the date which is the earlier of one year following the termination of employment, engagement or appointment as a director or officer and the applicable Expiry Date.

6.4	Disability and Death of Option Holder

If an Option Holder has ceased to be employed, engaged or appointed as a director or officer of the Issuer or a Subsidiary by reason of such Option Holder’s Disability and such Option Holder dies within one year after the termination of such engagement, any Options held by such Option Holder that could have been exercised immediately prior to his or her death shall pass to the Personal Representative of such Option Holder and shall be exercisable by the Personal Representative on or before the date which is the earlier of one year following the death of such Option Holder and the applicable Expiry Date.

6.5	Vesting

Unless the Committee determines otherwise, Options held by or exercisable by a Personal Representative shall, during the period prior to their termination, continue to vest in accordance with any vesting schedule to which such Options are subject, except for Options which are required to be subject to a vesting schedule pursuant to the policies of the TSXV which shall not continue to vest.

6.6	Deemed Non-Interruption of Engagement

Employment or engagement by the Issuer shall be deemed to continue intact during any military or sick leave or other bona fide leave of absence if the period of such leave does not exceed 90 days or, if longer, for so long as the Option Holder’s right to re-employment or re-engagement by the Issuer is guaranteed either by statute or by contract. If the period of such leave exceeds 90 days and the Option Holder’s re-employment or re-engagement is not so guaranteed, then his or her employment or engagement shall be deemed to have terminated on the ninety-first day of such leave.

SECTION 7

EXERCISE OF OPTION

7.1	Exercise of Option

An Option may be exercised only by the Option Holder or the Personal Representative of any Option Holder. An Option Holder or the Personal Representative of any Option Holder may exercise an Option in whole or in part at any time and from time to time during the Exercise Period up to the Expiry Time on the Expiry Date by delivering to the Administrator the required Exercise Notice, the applicable Option Certificate and a certified cheque or bank draft or wire transfer payable to the Issuer or its legal counsel in an amount equal to the aggregate Exercise Price of the Shares then being purchased pursuant to the exercise of the Option. Notwithstanding anything else contained herein, Options may not be exercised during a Black-Out unless the Committee determines otherwise.

Notwithstanding any other provision of this Plan, the Expiry Date of an Option will be automatically extended if such Expiry Date falls within a Black-Out period, subject to the following conditions of the TSXV:

(a)	the Black-Out period is formally imposed by the Issuer pursuant to its internal trading policies as a result of the bona fide existence of undisclosed material information. For greater certainty, in the absence of the Issuer formally imposing a blackout period, the Expiry Date of any Options will not be automatically extended in any circumstances;

(b)	the Black-Out period expires upon the general disclosure of the undisclosed material information and the Expiry Date of the affected Options is extended to no later than 10 business days after the expiry of the Black-Out period; and

(c)	the automatic extension of an Option Holder’s Options is not permitted where the Option Holder or the Issuer is subject to a cease trade order (or similar order under applicable securities laws) in respect of the Issuer’s securities.

7.2	Issue of Share Certificates

As soon as reasonably practicable following the receipt of the Exercise Notice, the Administrator shall cause to be delivered to the Option Holder a certificate for the Shares so purchased. If the number of Shares so purchased is less than the number of Shares subject to the Option Certificate surrendered, the Administrator shall also provide a new Option Certificate for the balance of Shares available under the Option to the Option Holder concurrent with delivery of the Share Certificate.

7.3	No Rights as Shareholder

Until the date of the issuance of the certificate for the Shares purchased pursuant to the exercise of an Option, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to such Shares, notwithstanding the exercise of the Option, unless the Committee determines otherwise. In the event of any dispute over the date of the issuance of the certificates, the decision of the Committee shall be final, conclusive and binding.

7.4	Statutory Deductions

At the time the Option is exercised, the Option Holder shall deliver to the Issuer or its legal counsel, by certified cheque, bank draft or wire transfer, funds equal to the amount that the Issuer determines in good faith it is required to remit to the appropriate government authority in respect of statutory deductions applicable to the exercise of the Option (the “Remittance Amount”). For greater certainty, the Issuer shall not be required to process the Exercise Notice until the Option Holder has delivered the Remittance Amount as aforesaid, and the Option Holder shall not be entitled to receive a certificate representing the Shares acquired upon exercise of the Option until such delivery has been made.

SECTION 8

ADMINISTRATION

8.1	Board or Committee

The Plan shall be administered by the Administrator with oversight by the Committee.

8.2	Powers of Committee

The Committee shall have the authority to do the following:

(a)	oversee the administration of the Plan in accordance with its terms;

(b)	appoint or replace the Administrator from time to time;

(c)	determine all questions arising in connection with the administration, interpretation and application of the Plan, including all questions relating to the Market Value;

(d)	correct any defect, supply any information or reconcile any inconsistency in the Plan in such manner and to such extent as shall be deemed necessary or advisable to carry out the purposes of the Plan;

(e)	prescribe, amend, and rescind rules and regulations relating to the administration of the Plan;

(f)	determine the duration and purposes of leaves of absence from employment or engagement by the Issuer which may be granted to Option Holders without constituting a termination of employment or engagement for purposes of the Plan;

(g)	do the following with respect to the granting of Options:

(i)	determine the Executives, Employees or Consultants to whom Options shall be granted, based on the eligibility criteria set out in this Plan;

(ii)	determine the terms of the Option to be granted to an Option Holder including, without limitation, the Grant Date, Expiry Date, Exercise Price and vesting schedule (which need not be identical with the terms of any other Option);

(iii)	subject to any necessary Regulatory Approvals and section 9.2, amend the terms of any Options;

(iv)	determine when Options shall be granted; and

(v)	determine the number of Shares subject to each Option;

(h)	accelerate the vesting schedule of any Option previously granted; and

(i)	make all other determinations necessary or advisable, in its sole discretion, for the administration of the Plan.

8.3	Administration by Committee

At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Option granted or to be granted to an Executive, Employee or Consultant who is then subject to section 16 of the Exchange Act in respect of the Company where such action is not taken by the full Board, may be taken either (i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (ii) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of this Plan. All determinations made by the Committee in good faith shall be final, conclusive and binding upon all persons. The Committee shall have all powers necessary or appropriate to accomplish its duties under this Plan.

8.4	Interpretation

The interpretation by the Committee of any of the provisions of the Plan and any determination by it pursuant thereto shall be final, conclusive and binding and shall not be subject to dispute by any Option Holder. No member of the Committee or any person acting pursuant to authority delegated by it hereunder shall be personally liable for any action or determination in connection with the Plan made or taken in good faith and each member of the Committee and each such person shall be entitled to indemnification with respect to any such action or determination in the manner provided for by the Issuer.

SECTION 9

APPROVALS AND AMENDMENT

9.1	Shareholder Approval of Plan

If required by a Regulatory Authority or by the Committee, this Plan may be made subject to the approval of the shareholders of the Issuer as prescribed by the Regulatory Authority. If shareholder approval is required, any Options granted under this Plan prior to such time will not be exercisable or binding on the Issuer unless and until such shareholder approval is obtained.

9.2	Amendment of Option or Plan

Subject to any required Regulatory Approvals, the Committee may from time to time amend any existing Option or the Plan or the terms and conditions of any Option thereafter to be granted provided that where such amendment relates to an existing Option and it would:

(a)	materially decrease the rights or benefits accruing to an Option Holder; or

(b)	materially increase the obligations of an Option Holder,

then, unless otherwise excepted out by a provision of this Plan, the Committee must also obtain the written consent of the Option Holder in question to such amendment. If at the time the Exercise Price of an Option is reduced the Option Holder is an Insider of the Issuer, the Insider must not exercise the option at the reduced Exercise Price until the reduction in Exercise Price has been approved by the disinterested shareholders of the Issuer, if required by the TSXV.

SECTION 10

CONDITIONS PRECEDENT TO ISSUANCE OF OPTIONS AND SHARES

10.1	Compliance with Laws

An Option shall not be granted or exercised, and Shares shall not be issued pursuant to the exercise of any Option, unless the grant and exercise of such Option and the issuance and delivery of such Shares comply with all applicable Regulatory Rules, and such Options and Shares will be subject to all applicable trading restrictions in effect pursuant to such Regulatory Rules and the Issuer shall be entitled to legend the Option Certificates and the certificates representing such Shares accordingly.

10.2	Regulatory Approvals

In administering this Plan, the Committee will seek any Regulatory Approvals which may be required. The Committee will not permit any Options to be granted without first obtaining the necessary Regulatory Approvals unless such Options are granted conditional upon such Regulatory Approvals being obtained. The Committee will make all filings required with the Regulatory Authorities in respect of the Plan and each grant of Options hereunder. No Option granted will be exercisable or binding on the Issuer unless and until all necessary Regulatory Approvals have been obtained. The Committee shall be entitled to amend this Plan and the Options granted hereunder in order to secure any necessary Regulatory Approvals and such amendments will not require the consent of the Option Holders under section 9.2 of this Plan.

10.3	Inability to Obtain Regulatory Approvals

The Issuer’s inability to obtain Regulatory Approval from any applicable Regulatory Authority, which Regulatory Approval is deemed by the Committee to be necessary to complete the grant of Options hereunder, the exercise of those Options or the lawful issuance and sale of any Shares pursuant to such Options, shall relieve the Issuer of any liability with respect to the failure to complete such transaction.

SECTION 11

ADJUSTMENTS AND TERMINATION

11.1	Termination of Plan

Subject to any necessary Regulatory Approvals, the Committee may terminate or suspend the Plan. Unless earlier terminated as provided in this section 11, the Plan shall terminate on, and no more Options shall be granted under the Plan after, the tenth anniversary of the date of the Exchange’s acceptance of the Plan.

11.2	No Grant During Suspension of Plan

No Option may be granted during any suspension, or after termination, of the Plan. Suspension or termination of the Plan shall not, without the consent of the Option Holder, alter or impair any rights or obligations under any Option previously granted.

11.3	Alteration in Capital Structure

If there is a material alteration in the capital structure of the Issuer and the Shares are consolidated, subdivided, converted, exchanged, reclassified or in any way substituted for, the Committee shall make such adjustments to this Plan and to the Options then outstanding under this Plan as the Committee determines to be appropriate and equitable under the circumstances, so that the proportionate interest of each Option Holder shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustments may include, without limitation:

(a)	a change in the number or kind of shares of the Issuer covered by such Options; and

(b)	a change in the Exercise Price payable per Share provided, however, that the aggregate Exercise Price applicable to the unexercised portion of existing Options shall not be altered, it being intended that any adjustments made with respect to such Options shall apply only to the Exercise Price per Share and the number of Shares subject thereto.

For purposes of this section 11.3, and without limitation, neither:

(c)	the issuance of additional securities of the Issuer in exchange for adequate consideration (including services); nor

(d)	the conversion of outstanding securities of the Issuer into Shares shall be deemed to be material alterations of the capital structure of the Issuer.

Any adjustment made to any Options pursuant to this section 11.3 shall not be considered an amendment requiring the Option Holder’s consent for the purposes of section 9.2 of this Plan.

11.4	Triggering Events

Subject to the Issuer complying with section 11.5 and any necessary Regulatory Approvals and notwithstanding any other provisions of this Plan or any Option Certificate, the Committee may, without the consent of the Option Holder or Holders in question:

(a)	cause all or a portion of any of the Options granted under the Plan to terminate upon the occurrence of a Triggering Event; or

(b)	cause all or a portion of any of the Options granted under the Plan to be exchanged for incentive stock options of another corporation upon the occurrence of a Triggering Event in such ratio and at such exercise price as the Committee deems appropriate, acting reasonably.

Such termination or exchange shall not be considered an amendment requiring the Option Holder’s consent for the purpose of section 9.2 of the Plan.

11.5	Notice of Termination by Triggering Event

In the event that the Committee wishes to cause all or a portion of any of the Options granted under this Plan to terminate on the occurrence of a Triggering Event, it must give written notice to the Option Holders in question not less than 10 days prior to the consummation of a Triggering Event so as to permit the Option Holder the opportunity to exercise the vested portion of the Options prior to such termination. Upon the giving of such notice and subject to any necessary Regulatory Approvals, all Options or portions thereof granted under the Plan which the Issuer proposes to terminate shall become immediately exercisable notwithstanding any contingent vesting provision to which such Options may have otherwise been subject, provided that TSXV approval of the same must be received in respect of Options held by Consultants engaged in investor relations activities.

11.6	Determinations to be Made By Committee

Adjustments and determinations under this section 11 shall be made by the Committee, whose decisions as to what adjustments or determination shall be made, and the extent thereof, shall be final, binding, and conclusive.

SCHEDULE A

The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, of the United States of America (the “Act”) or the securities laws of any state (“State”) of the United States of America and may not be sold, transferred, pledged, hypothecated or distributed, directly or indirectly, to a U.S. person (as defined in Regulation S adopted by the U.S. Securities and Exchange Commission under the Act) or within the United States unless such securities are (i) registered under the Act and any applicable State securities act (a “State Act”), or (ii) exempt from registration under the Act and any applicable State Act and the Issuer has received an opinion of counsel to such effect reasonably satisfactory to it, or (iii) sold in accordance with Regulation S and the Issuer has received an opinion of counsel to such effect reasonably satisfactory to it.

[Include the following TSXV hold period only if the exercise price of the stock options is based on less than Market Price or if the Option Holder is an insider or promoter of the Issuer.

Without prior written approval of the TSX Venture Exchange and compliance with all applicable securities legislation, the securities represented by this certificate may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until [date four months and one day after Grant Date].]

LYNDEN ENERGY CORP.

STOCK OPTION PLAN – OPTION CERTIFICATE

This Option Certificate is issued pursuant to the provisions of the Stock Option Plan (the “Plan”) of Lynden Energy Corp. (the “Issuer”) and evidences that ● [Name of Option Holder] is the holder (the “Option Holder”) of an option (the “Option”) to purchase up to ● common shares (the “Shares”) in the capital stock of the Issuer at a purchase price of Cdn.$● per Share (the “Exercise Price”). This Option may be exercised at any time and from time to time from and including the following Grant Date through to and including up to 4:00 p.m. local time in Vancouver, British Columbia (the “Expiry Time”) on the following Expiry Date:

(a)	the Grant Date of this Option is ●, 200●; and

(b)	subject to sections 5.4, 6.2, 6.3, 6.4, 7.1 and 11.4 of the Plan, the Expiry Date of this Option is ●, 200●.

To exercise this Option, the Option Holder must deliver to the Administrator of the Plan, prior to the Expiry Time on the Expiry Date, an Exercise Notice, in the form provided in the Plan, which is incorporated by reference herein, together with the original of this Option Certificate and a certified cheque or bank draft payable to the Issuer or its legal counsel in an amount equal to the aggregate of the Exercise Price of the Shares in respect of which this Option is being exercised.

This Option Certificate and the Option evidenced hereby is not assignable, transferable or negotiable and is subject to the detailed terms and conditions contained in the Plan. This Option Certificate is issued for convenience only and in the case of any dispute with regard to any matter in respect hereof, the provisions of the Plan and the records of the Issuer shall prevail. This Option is also subject to the terms and conditions contained in the schedules, if any, attached hereto.

[Include the following TSXV hold period only if the exercise price of the stock options is based on less than Market Price or if the Option Holder is an insider or promoter of the Issuer.

Any share certificates issued pursuant to an exercise of the Option before [date four months and one day after Grant Date] will contain the following legend:

“Without prior written approval of the TSX Venture Exchange and compliance with all applicable securities legislation, the securities represented by this certificate may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until [date four months and one day after Grant Date].”]

Dated as of                     .

LYNDEN ENERGY CORP.
by its authorized signatory:

The Option Holder acknowledges receipt of a copy of the Plan and represents to the Issuer that the Option Holder is familiar with the terms and conditions of the Plan, and hereby accepts this Option subject to all of the terms and conditions of the Plan. The Option Holder agrees to execute, deliver, file and otherwise assist the Issuer in filing any report, undertaking or document with respect to the awarding of the Option and exercise of the Option, as may be required by the Regulatory Authorities. The Option Holder further acknowledges that if the Plan has not been approved by the shareholders of the Issuer on the Grant Date, this Option is not exercisable until such approval has been obtained. This Option is not exercisable until the following has been completed and signed by the Option Holder and a copy received by the Issuer.

Signature of Option Holder:

Date signed:
Signature

Print Name

Address

OPTION CERTIFICATE – SCHEDULE

[Complete the following additional terms and any other special terms, if applicable, or remove the inapplicable terms or this schedule entirely.]

The additional terms and conditions attached to the Option represented by this Option Certificate are as follows:

1.	The Option is exercisable only to the extent that it has vested. The Option will vest in accordance with the following schedule:

(a)	● Shares (●%) will vest and be exercisable as of the Grant Date;

(b)	● additional Shares (●%) will vest and be exercisable as of ● [date];

(c)	● additional Shares (●%) will vest and be exercisable as of ● [date];

(d)	● additional Shares (●%) will vest and be exercisable as of ● [date];

2.	Upon the Option Holder ceasing to hold a position with the Issuer, other than as a result of the events set out in paragraphs 5.4(a) or 5.4(b) of the Plan, the Expiry Date of the Option shall be ● [Insert date desired that is longer or shorter than the standard 30 days as set out in the Plan] following the date the Option Holder ceases to hold such position.

SCHEDULE B

LYNDEN ENERGY CORP.

STOCK OPTION PLAN

NOTICE OF EXERCISE OF OPTION

TO:	The Administrator, Stock Option Plan

The undersigned hereby irrevocably gives notice, pursuant to the Stock Option Plan (the “Plan”) of Lynden Energy Corp. (the “Issuer”), of the exercise of the Option to acquire and hereby subscribes for (cross out inapplicable item):

(a)	all of the Shares; or

(b)	of the Shares;

which are the subject of the Option Certificate attached hereto (attach your original Option Certificate).

The undersigned tenders herewith a certified cheque or bank draft (circle one) payable to the Issuer in an amount equal to the aggregate Exercise Price of the aforesaid Shares and directs the Issuer to issue the certificate evidencing said Shares in the name of the undersigned to be mailed to the undersigned at the following address (provide full complete address):

The undersigned acknowledges the Option is not validly exercised unless this Notice is completed in strict compliance with this form and delivered to the Issuer at its mailing address as shown under the Issuer’s profile on the SEDAR website (www.SEDAR.com), together with the required payment prior to 4:00 p.m. local time in Vancouver, BC on the Expiry Date of the Option.

DATED the      day of             , 20    .

Signature of Option Holder